UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2026

HESTIA INSIGHT INC.

(Exact name of registrant as specified in its charter)

__________________________________

(Former Name of Registrant, if changed since last report.)

Nevada	000-56249	85-0994055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

732 S. 6th Street, Suite 4762

Las Vegas, NV 89101

(Address of principal executive offices) (zip code)

(516) 212-0727

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2026, Hestia Insight Inc. (the “Company”) entered into a Strategic Divestiture & Settlement Agreement (the “Agreement”) with Edward C. Lee, the Company’s Chairman and President (the “Executive”).

On June 26, 2026, the parties executed Amendment No. 1 to the Agreement to establish an initial transaction closing timeline in compliance with the notice requirements of Rule 14c-2 under the Securities Exchange Act of 1934, as amended. On July 15, 2026, the parties executed Amendment No. 2 to the Agreement to finalize the operational, legal, and financial closing date of the transaction to the close of business on July 31, 2026, aligning the deconsolidation with a standard month-end accounting period, and adjusting the payment distribution frequency of the underlying net profit participation right to an annual reporting structure.

Pursuant to the terms of the Agreement, as amended, and in connection with the Executive's retirement and corporate succession planning as previously disclosed, the Company agreed to transfer 100% of the equity interests of its wholly-owned subsidiary, Hestia Investments Inc. (the “Subsidiary”)—including all underlying operating assets, bank depository accounts, brokerage/securities accounts, operational contracts, and physical property—to the Executive in full and final satisfaction of historical executive service and compensation claims.

As additional consideration under the Agreement, and for the benefit of the Company's stockholders, the Subsidiary and the Executive granted to the Company’s stockholders of record as of April 30, 2026 (the “Record Date Shareholders”), a right to receive twenty percent (20%) of the net earnings of the Subsidiary, calculated in accordance with U.S. GAAP, payable annually for a duration of twenty-four (24) months following July 31, 2026.

The description of the Agreement and its amendments contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, Amendment No. 1, and Amendment No. 2, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Disposition of Assets.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K regarding the strategic disposition of Hestia Investments Inc. are incorporated into this Item 2.01 by reference.

On July 31, 2026, all remaining closing conditions of the Agreement were satisfied, and the Company completed the transfer of 100% of the outstanding capital stock, bank accounts, brokerage accounts, and operational holdings of the Subsidiary to the Executive. Following the completion of this disposition, the Subsidiary was completely deconsolidated from the financial books and records of the Company.

The transaction will be accounted for as an executive settlement finalized upon the effective date of the disposition, in perfect alignment with the terms authorized by the Board of Directors and disclosed in the Company's Information Statement on Schedule 14C.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Strategic Divestiture & Settlement Agreement, dated April 25, 2026, by and between Hestia Insight Inc. and Edward C. Lee.*
10.2	Amendment No. 1 to the Strategic Divestiture & Settlement Agreement, dated June 26, 2026, by and between Hestia Insight Inc. and Edward C. Lee.*
10.3	Amendment No. 2 to the Strategic Divestiture & Settlement Agreement, dated July 15, 2026, by and between Hestia Insight Inc. and Edward C. Lee.*
10.4	Stock Power and Assignment Separate from Certificate, dated July 31, 2026 by and between Hestia Insight Inc. and Edward C. Lee.*
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESTIA INSIGHT INC.

Date: August 3, 2026	By:	/s/ Edward C. Lee
Edward C. Lee
Chairman and President

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